Exhibit 10.52

December 18, 2008

Jeffery H. Boyd

c/o priceline.com Incorporated

800 Connecticut Avenue

Norwalk, CT 06854

Dear Jeff:

This letter serves to amend an incorrect cross-reference in Section 16 of the amended and restated employment agreement between you and priceline.com Incorporated (the “Company”), dated August 22, 2008 (the “Employment Agreement”).  Capitalized terms that are used herein shall have the same meaning as those terms used in the Employment Agreement.

Effective as of the date hereof, the second sentence of the second paragraph of Section 16(a) shall be amended in its entirety to read as follows:

“The reduction of the amounts payable hereunder, if applicable, shall be made by reducing the payments under Section 9(c)(i) or Section 9(c)(ii), as applicable, in the following order: first, the payments under clause (A), second, the payments under clause (E), and third, all other payments ratably.”

Except as otherwise provided herein, the Employment Agreement shall continue in full force and effect in accordance with its terms.

Warm Regards,

/s/ Craig Rydin

Craig Rydin
Chairman
Compensation Committee

Acknowledged and Agreed:

/s/ Jeffery H. Boyd

Jeffery H. Boyd